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                                                                 EXHIBIT NO. 11

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                                  Falcon Products, Inc. and Subsidiaries
                                  --------------------------------------

                                    COMPUTATION OF EARNINGS PER SHARE
                                              (Unaudited)
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(in thousands, except per share amounts)                                              Thirteen Weeks Ended
                                                                                  -----------------------------
                                                                                  January 31,       February 1,
                                                                                     1998              1997
                                                                                  -----------       -----------
Basic Earnings Per Share:
------------------------

Average number of common shares outstanding                                          9,348             9,746
                                                                                    ======            ======

Net earnings                                                                        $1,782            $1,867
                                                                                    ======            ======

Earnings per share                                                                  $  .19            $  .19
                                                                                    ======            ======


Diluted Earnings Per Share:
---------------------------

Average number of common shares outstanding                                          9,348             9,746

Assumed exercise of options
   (treasury stock method)                                                             186               197
                                                                                    ------            ------

Shares for diluted computation                                                       9,534             9,943
                                                                                    ======            ======

Net earnings                                                                        $1,782            $1,867
                                                                                    ======            ======

Earnings per share                                                                  $  .19            $  .19
                                                                                    ======            ======
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